                                                                     EXHIBIT 2
                               PROMISSORY NOTE

$2,166,666.67                                                 November 6, 2000


1.    PROMISE TO PAY.

             FOR VALUE RECEIVED, BALANCED CARE CORPORATION, a Delaware corporation ("MAKER"), which has its address at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055, Attention: Clint Fegan, Chief Financial Officer, promises to pay to the order of RH INVESTMENTS LIMITED, a Cayman Islands corporation, and its successors and assigns ("HOLDER") the sum of Two Million One Hundred and Sixty Six Thousand Six Hundred and Sixty Six Dollars and Sixty Seven Cents ($2,166,666.67) ("THIS NOTE"), together with interest thereon as hereinafter set forth, all payable in lawful money of the United States of America (collectively, the "LOAN"). Payments shall be made to Holder at Herengracht 483, 1017 BT, Amsterdam, Netherlands.

2.    INTEREST.

             So long as no Event of Default (as hereinafter defined) exists, interest shall accrue on the principal balance hereof from time to time outstanding and Maker shall pay interest thereon at a rate equal to twelve percent (12%) per annum (the "INTEREST RATE"). Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.


3.    PAYMENT.


(a) Provided that Holder has not advised Maker in writing that it wishes Maker to pay interest in cash on an Interest Payment Date (as defined below), accrued interest due under this Note shall be compounded on each Interest Payment Date and such compounded interest shall thereafter be added to and become part of, the principal amount due under this Note. For the purposes of this Note the "Interest Payment Date" shall mean the last day of each month commencing November 30, 2000 and ending on the date all amounts payable under this Note are paid in full; and

(b) This Note shall be due and payable on or before January 31, 2001, or any earlier date on which this Note shall be required to be paid in full, whether by acceleration or otherwise (the "MATURITY DATE").



4.    PREPAYMENT.

             Maker may prepay this Note in full or in part at any time Maker gives Holder at least five (5) days prior written notice thereof.


                                                             Page 21 of 60 Pages
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5.    DEFAULT.

             5.1.   EVENTS OF DEFAULT.

Any of the following constitute an "event of default" under this Note (each an "EVENT OF DEFAULT"); (a) the failure to pay any amounts owed pursuant to this Note when due (other than the failure to pay interest when due, which will become an Event of Default if not paid within ten (10) calendar days after such payment is due); (b) the occurrence of an "Event of Default" as that term is defined by that certain loan agreement dated as of December 30, 1999 by and among Heller Healthcare Finance, Inc. ("HELLER") and Maker, together with the other parties identified therein, whether or not any such event of default has been waived by Heller, and, for greater certainty, such definition of "Events of Default" contained in such agreement is hereby incorporated by reference in and made a part of this Note, regardless of whether such agreement is modified, amended or terminated.

             5.2.   REMEDIES.


             So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum (the "DEFAULT RATE"), compounded monthly on the last day of each month until all amounts payable under this Note are paid in full; (b) Holder may, at its option and without notice (such notice being expressly waived), declare this
Note immediately due and payable; and (c) Holder may pursue all rights and remedies available under any security held by Holder, including, without limitation, the stock pledge agreement dated April 18, 2000 as amended by agreement dated November 6, 2000 (the "STOCK PLEDGE"). Holder's rights, remedies and powers, as provided in this Note and the Stock Pledge are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Stock Pledge any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

             If any attorney is engaged: (i) to collect the Loan or any sums due under the Stock Pledge or any other security, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens of the Stock Pledge or any other security; or (iv) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all reasonable costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.


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6.    GOVERNING LAW; SEVERABILITY.


             This Note shall be governed by and construed in accordance with the internal laws of the State of Pennsylvania. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

7.    WAIVER.


             Maker, for itself and all endorsers, guarantors and sureties of this Note, and their respective heirs, legal representatives, successors and assigns, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and shall not be in any, manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note and their respective heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and their heirs, legal representatives, successors and assigns, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties and their heirs, legal representatives, successors and assigns, may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

8.    SECURITY, APPLICATION OF PAYMENTS.


             This Note is secured by the liens, encumbrances and obligations created hereby and by the security interest created in the Stock Pledge. As further security for its obligations under this Note, Maker agrees to pledge all of the issued and outstanding shares in the capital of each of the owners of properties owned directly or indirectly by Maker to the extent same have not already been pledged pursuant to the Stock Pledge in a form satisfactory to Holder. Payments will be applied, at Holder's option, first to interest due on this Note, and second to the outstanding principal balance of this Note provided, that all interest on and the entire principal amount of this Note may be prepaid at any time subject to Section 4 of this Note.

9.    MISCELLANEOUS.

             9.1.   AMENDMENTS.

             This Note may not be terminated or amended orally, but only by a termination amendment in writing signed by Holder and Maker.


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             9.2.   LAWFUL RATE OF INTEREST.

             In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to maker if such loan has been paid in full. Neither Maker nor any guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.


             9.3.   CAPTIONS.

             The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.


             9.4.   NOTICES.

             Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid or by facsimile transmission and shall be deemed given when postmarked or placed in the possession of such mail or delivery service the day following or, if sent by facsimile transmission, upon receipt, and addressed as follows:





             If to Holder                 RH Investments Limited
                                          c/o Unsworth & Associates
                                          Herengracht 483
                                          1017 BT
                                          Amsterdam, Netherlands
                                          Facsimile No. 011-31-20-623-2285




                                                             Page 24 of 60 Pages
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


             with a copy to:              Goodman Phillips & Vineberg LLP
                                          250 Yonge Street, Suite 2400
                                          Toronto, Ontario
                                          M5B 2M6
                                          Facsimile No. (416)979-1234
                                          Attn: Stephen N. Pincus





             with a copy to:              Manfred J. Walt
                                          c/o Central Park Lodges Ltd.
                                          175 Bloor Street East
                                          South Tower
                                          Toronto, Ontario
                                          M4W 3R8
                                          Facsimile No. (416) 323-3818




             If to Maker:                 Balanced Care Corporation
                                          1215 Manor Drive
                                          Mechanicsburg, Pennsylvania 17055
                                          Attn:     Clint Fegan, Chief Financial Officer
                                          Facsimile No. (717) 796-6150




             with a copy to:              Balance Care Corporation
                                          1215 Manor Drive
                                          Mechanicsburg, Pennsylvania 17055
                                          Ann:     Robin L. Barber, Esq.
                                          Facsimile No. (717) 796-6294


             with a copy to:              Kirkpatrick & Lockhart LLP
                                          1500 Oliver Building
                                          Pittsburg, Pennsylvania 15222
                                          Attn:    Steven J. Adelkoff, Esq.
                                          Facsimile No. (412) 355-6501



or addressed as such party may from time to time designate by written notice to the other parties.

             Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.



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             9.5.   TIME OF ESSENCE.

             Time is of the essence for this Note and the performance of each of the covenants and agreements contained herein.

10.   SALE OF LOAN.

                    Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan and this Note any guaranties given in connection with the Loan and any collateral given to secure the Loan.

11.   CONSENT TO JURISDICTION.

                    MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. MAKER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. MAKER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON MAKER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO MAKER, AT THE ADDRESS SET FORTH IN THIS NOTE AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

12.   JURY TRIAL WAIVER.

                    MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.
MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE




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HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE
MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

                    IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date first set forth above.


                                    MAKER:

                                    BALANCED CARE CORPORATION, a Delaware
                                    corporation

                                    BY /s/ Robin L. Barber
                                      --------------------------------

                                    Printed Name Robin L. Barber
                                                ----------------------

                                    Its Senior Vice President and Legal Counsel
                                       -------------------------------
                                        & Assistant Secretary



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